Filed Pursuant to Rule 424(b)(2)

Registration No. 333-183105

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	$309,848,950(1)	$42,263.40(1)(2)(3)

(1)	Calculated pursuant to Rule 457(o) and in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant deferred payment of the registration fee. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-183105).
(3)	Pursuant to Rule 457(p) under the Securities Act, this registration fee is partially offset by $35,913.60, the remaining amount available from a previously paid registration fee of $41,850 related to unsold securities that were registered pursuant to Registration Statement No. 333-159052 on Form S-3 by our predecessor, Gaylord Entertainment Company. As a result, $35,913.60 of the registration fee of $42,263.40 due for this offering is offset against the remaining amount available from the registration fee previously paid. The remaining balance of the registration fee, $6,349.80, has been paid in connection with this offering.

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 2, 2012)

Up to $309,848,950

Shares of Common Stock

On November 2, 2012, our Board of Directors declared a special dividend in the amount of $6.84 per share of common stock, or an aggregate of approximately $309.8 million, in connection with our plan to qualify as a real estate investment trust (REIT) for federal income tax purposes effective as of January 1, 2013. The special dividend is payable to stockholders of record as of the close of business on November 13, 2012, and we expect to pay the special dividend on December 21, 2012. Stockholders have the option to elect to receive the special dividend in cash or shares of common stock, as described in more detail in this prospectus supplement. However, the total amount of cash payable to stockholders will be limited to a maximum of 20% of the total value of the special dividend (other than cash payable in lieu of fractional shares). If the total amount of cash elected by our stockholders exceeds 20% of the total value of the special dividend, then the available cash will be prorated among those stockholders who elect to receive cash, as described in more detail in this prospectus supplement.

Shares of our common stock, $.01 par value, are listed on the New York Stock Exchange under the symbol “RHP.”

The value per share of common stock for purposes of the special dividend will be the average of the closing prices per share of our common stock on the New York Stock Exchange for the three trading days following December 7, 2012, the date that election forms are due. The total number of shares of common stock to be issued in the special dividend will depend on such average of the closing prices per share and the total amount of cash payable to stockholders as part of the special dividend. If the total amount of cash payable as part of the special dividend is 20% of the total value of the special dividend (other than cash payable in lieu of fractional shares), the total number of shares of common stock to be issued in the special dividend will be determined by dividing the aggregate value of the special dividend less the total amount of cash payable as part of the special dividend, by such average of the closing prices per share. Based on a price of $32.52 per share (the closing price per share on November 12, 2012) and assuming that 20% of the total value of the special dividend is payable in cash, we estimate that approximately 7,622,361 shares of common stock will be issued in the special dividend.

If you are a stockholder of record, to make your election, complete and sign the enclosed election form and deliver it to Computershare, the election agent for the special dividend, no later than 5:00 p.m. eastern time on December 7, 2012. You may change your election by delivering a new, properly completed election form bearing a later date than your previously submitted election form to the election agent by 5:00 p.m. eastern time on December 7, 2012. The election form should be completed only by holders of record as of November 13, 2012. If your shares are held in the name of a bank, broker, or nominee, please promptly inform such bank, broker or nominee of your election. If you do not timely return a properly completed election form, you will receive your special dividend in shares of common stock (and cash in lieu of any fractional share), subject to the ownership limitations of our Amended and Restated Certificate of Incorporation.

Before making your election, you should carefully consider each of the factors described under “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors described in our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 14, 2012.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the special dividend and the option of each of our stockholders to elect to receive the special dividend in cash or shares of common stock, as described in more detail herein. The second part is the accompanying prospectus dated November 2, 2012, which contains and incorporates by reference important business and financial information about us and other information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may distribute up to approximately $309.8 million in shares of common stock pursuant to this prospectus supplement and the accompanying prospectus. Both this prospectus supplement and the accompanying prospectus include important information about us, the common stock, and other information you should know before making your election. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any information incorporated by reference, the information in this prospectus supplement shall control. We urge you to read carefully both this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your election to receive the special dividend in cash or shares of common stock.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

As part of a plan to restructure the business operations of Gaylord Entertainment Company, a Delaware corporation, or Gaylord, to facilitate qualification as a real estate investment trust (REIT) for federal income tax purposes, effective at 12:01 a.m. on October 1, 2012, Gaylord merged with and into its wholly-owned subsidiary, Ryman Hospitality Properties, Inc., a Delaware corporation, or Ryman, with Ryman surviving the merger and succeeding to all of the business conducted by Gaylord immediately prior to the merger. Pursuant to Rule 414 of the Securities Act of 1933, as amended, or the Securities Act, and Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, Ryman is the successor to Gaylord following the merger. As a result, Ryman’s filings with the Commission and disclosures include the filings and disclosures made by Gaylord prior to the merger. References to “we,” “our,” “us,” “the Company” and “Ryman” are references to Ryman and its consolidated subsidiaries and Gaylord and its consolidated subsidiaries, unless it is clear from the context that we mean only Ryman Hospitality Properties, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Without limitation, you can identify these statements by the fact that they do not relate strictly to historical or current facts, and these statements may contain words such as “may,” “will,” “could,” “might,” “projects,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terms. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings, and future financial results. These also include statements regarding (i) our expectation to effect restructuring transactions intended to facilitate our qualification as a REIT for federal income tax purposes; (ii) our expectation to elect REIT status, including the timing and effect(s) of such election; (iii) the amount of the special dividend being sufficient to distribute all of our current and accumulated earnings and profits generated through December 31, 2012; (iv) the anticipated benefits of the REIT conversion and our sale of the Gaylord Hotels brand and rights to manage our resort properties, or the Marriott sale transaction, to Marriott International, Inc., including potential increases in revenue and anticipated annualized cost synergies, net of management fees, of approximately $33 million to $40 million; (v) estimated one-time costs related to the REIT conversion, including conversion, transaction, severance, and retention costs, but excluding non-cash impairment costs, of $73 million, and anticipated federal income taxes associated with the receipt of the purchase price in the Marriott sale transaction and other transactions related to the REIT conversion net of remaining net operating losses of approximately $10 million to $20 million; (vi) the holding of our non-qualifying REIT assets in one or more taxable REIT subsidiaries; (vii) potential growth opportunities, including future expansion of the geographic diversity of our existing asset portfolio through acquisitions; (viii) the anticipated pace of recovery in demand for products and services provided by the lodging industry relative to general economic conditions; (ix) the potential operating and financial restrictions imposed on our activities under existing and future financing agreements and other contractual arrangements with third-parties; (x) any potential future adoption of a shareholder rights plan before or after the REIT conversion; and (xi) any other business or operational matters. We have based these forward-looking statements on our current expectations and projections about future events.

We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, those factors described in the section entitled “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, or described from time to time in our other reports filed with the SEC, and the following risks and uncertainties: those associated with economic conditions affecting the hospitality business generally; our ability to elect and qualify for REIT status, and the timing and effect(s) of that election; our ability to remain qualified as a REIT; the amount of the special dividend intended to distribute all of our current and accumulated earnings and profits generated through December 31, 2012; the effect of operating costs and business disruption related to the Marriott sale transaction and the REIT conversion; and our ability to realize cost savings and revenue enhancements from the proposed REIT conversion and the Marriott sale transaction.

Any forward-looking statement made in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein speaks only as of the date on which the statement is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, except as may be required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all the information that is important to you. Before making an election decision, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, the “Risk Factors” section included in this prospectus supplement and our periodic filings with the Commission incorporated by reference herein, and the financial statements and related notes incorporated by reference herein.

Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc., successor by merger with Gaylord Entertainment Company, a leading hospitality and entertainment company based in Nashville Tennessee, is in the process of restructuring its assets and operations in order to elect to be taxed as a real estate investment trust (REIT) for federal income tax purposes effective as of January 1, 2013, at which time, we intend to specialize in group-oriented, destination hotel assets in urban and resort markets. Our owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by world-class lodging operator Marriott International, Inc., or Marriott, under the Gaylord Hotels brand. Other owned assets, managed or to be managed prior to the REIT election by Marriott, include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat and the Radisson Hotel at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland. We also own and operate media and entertainment assets including the Grand Ole Opry, the legendary weekly showcase of country music’s finest performers for nearly 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and WSM-AM, the Opry’s radio home.

As part of the plan to restructure our business operations to facilitate our qualification as a REIT for federal income tax purposes, effective at 12:01 a.m. on October 1, 2012, Gaylord merged with and into Ryman with Ryman surviving the merger and succeeding to the business of Gaylord. Gaylord was originally incorporated in 1956 and was reorganized in connection with a 1997 corporate restructuring.

To be eligible to elect to be taxed as a REIT for federal income tax purposes effective as of January 1, 2013, we must distribute to our stockholders, on or before December 31, 2013, our current and accumulated earnings and profits, or E&P, generated through December 31, 2012. The special dividend is intended to fully distribute our current and accumulated E&P. Our Board of Directors reserves the right not to elect to be taxed as a REIT for federal income tax purposes, even after we distribute our current and accumulated E&P, if it determines that, based on developments that currently cannot be foreseen, such as a change in tax law, it is in the best interests of our stockholders not to make the election.

Our principal executive offices are located at One Gaylord Drive, Nashville, Tennessee 37214, and our telephone number is (615) 316-6000. We maintain a corporate website at www.rymanhp.com. The reference to our website does not constitute incorporation by reference into this prospectus supplement of any of the information contained on our website.

The Special Dividend

On November 2, 2012, our Board of Directors declared a special dividend in the amount of $6.84 per share of common stock, or an aggregate of approximately $309.8 million, in connection with our plan to qualify as a REIT for federal income tax purposes effective as of January 1, 2013. The special dividend is payable to stockholders of record as of the close of business on November 13, 2012, and we expect to pay the special dividend on December 21, 2012. Stockholders have the option to elect to receive the special dividend in cash or shares of common stock. However, the total amount of cash payable to stockholders will be limited to a maximum of 20% of the total value of the special dividend (other than cash payable in lieu of fractional shares). If the total amount of cash elected by our stockholders exceeds 20% of the total value of the special dividend, then the available cash will be prorated among those stockholders who elect to receive cash. The number of shares of common stock that a stockholder may receive in the special dividend may be limited by the ownership limitations of our Amended and Restated Certificate of Incorporation, which are intended to allow us to comply with and have maximum business flexibility under certain federal communications laws, including the Communications Act of 1934, as amended, and for us to qualify as a REIT under the Internal Revenue Code of 1986. We have received a ruling from the Internal Revenue Service that the special dividend will be a taxable distribution to our stockholders for federal income tax purposes, without regard to the form of payment.

The Election

Stockholders entitled to the special dividend have the option to elect to receive the special dividend in the form of cash or shares of common stock.

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Cash Election. We will pay up to 20% of the total value of the special dividend, or approximately $62.0 million (other than cash payable in lieu of fractional shares), in cash to stockholders who elect to receive the special dividend in cash. If you elect to receive your special dividend in cash and the total amount of cash payments to all stockholders who elect to be paid in cash exceeds 20% of the total value of the special dividend, you will receive a portion (but not less than 20%) in cash, and the remaining portion in shares of common stock. The number of shares of common stock that you will receive will be determined by dividing the value of your special dividend not paid in cash by the average of the closing prices per share of our common stock on the New York Stock Exchange for the three trading days following December 7, 2012, the date that election forms are due.

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Common Stock Election. If you elect to receive the special dividend in the form of shares of common stock, you will receive a whole number of shares, plus cash in lieu of any fractional share. The number of shares you receive will be determined by dividing the value of your special dividend by the average of the closing prices per share of our common stock on the New York Stock Exchange for the three trading days following December 7, 2012, the date that election forms are due.

Completed election forms must be delivered to Computershare, the election agent for the special dividend, no later than 5:00 p.m. eastern time on December 7, 2012. You may change your election by delivering a new, properly completed election form bearing a later date than your previously submitted election form to the election agent by 5:00 p.m. eastern time on December 7, 2012. If you do not timely return a properly completed election form, you will receive your special dividend in shares of common stock (and cash in lieu of any fractional share), subject to the ownership limitations of our Amended and Restated Certificate of Incorporation.

Election Procedure––Stockholders of Record

If you hold shares of common stock of record, please complete and sign the election form and return it to Computershare, the election agent, in the enclosed postage-paid envelope as soon as possible. To be effective, Computershare must receive your election no later than 5:00 p.m. eastern time on December 7, 2012. You may change your election by delivering a new, properly completed election form bearing a later date than your previously submitted election form to the election agent by 5:00 p.m. eastern time on December 7, 2012.

If you are a stockholder of record and have any questions about completing or submitting the election form, or need a new election form, please call Computershare at 1-877-581-5548.

Election Procedure––Stock Held by Banks, Brokers and Nominees

The election form should be completed only by holders of record as of November 13, 2012. If your shares of common stock are held in the name of a bank, broker or nominee, please promptly inform such bank, broker, or nominee of the election they should make on your behalf. If your shares are held by a bank, broker or nominee and you have questions regarding the special dividend election, please contact such bank, broker or nominee.

Special Note Regarding Holders of Certificates of Gaylord Common Stock

If you hold certificates of our predecessor, Gaylord, the special dividend and any future dividends or distributions declared by our Board of Directors will be held for you by our transfer agent in a special account until you have submitted such certificates to our transfer agent in exchange for shares of Ryman common stock. For assistance with the exchange of Gaylord certificates or to request a letter of transmittal, please contact our transfer agent, Computershare, at 1-800-546-5141.

RISK FACTORS

Electing to receive shares of common stock in connection with the special dividend involves risks. You should carefully consider the risks described below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which are incorporated by reference into this prospectus supplement. You should also consider the other risks and uncertainties discussed elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein.

The special dividend will be a taxable distribution to stockholders for federal income tax purposes, without regard to the form of payment.

We have received a ruling from the Internal Revenue Service, or the IRS, that the special dividend will be a taxable distribution to stockholders without regard to the form of payment. Therefore, the sum of the value of the shares of common stock and cash that a stockholder receives in the special dividend must be included in a U.S. stockholder’s gross income or a non-U.S. stockholder’s ordinary income for federal income tax purposes to the extent of such stockholders’ share of our current and accumulated E&P. Even if a stockholder elects to receive the special dividend in cash, the amount of cash received in the special dividend may not be sufficient to cover the federal income tax that may be due on such stockholder’s portion of the special dividend.

If you elect to receive the special dividend in cash, your relative percentage ownership in our outstanding common stock will decrease, and at this time, we cannot determine the extent to which your percentage ownership will decrease if a cash election is made.

If you elect to receive the special dividend in cash, your relative percentage ownership in our outstanding common stock will decrease compared to stockholders who elect to receive the special dividend in shares of common stock. The total number of shares of common stock to be issued in the special dividend will depend on the total amount of cash payable as part of the special dividend and the average of the closing prices per share of our common stock on the New York Stock Exchange for the three trading days following December 7, 2012, the date that election forms are due. Therefore, at this time we cannot determine the extent to which a stockholder’s percentage ownership will decrease if a cash election is made.

There are uncertainties relating to the estimate of our current and accumulated E&P generated through December 31, 2012.

To be eligible to elect to be taxed as a REIT for federal income tax purposes effective January 1, 2013, we must distribute to our stockholders, on or before December 31, 2013, our current and accumulated E&P generated through December 31, 2012. Our failure to distribute our current and accumulated E&P could result in our disqualification for taxation as a REIT. The amount of our current and accumulated E&P is a complex factual and legal determination. We may have had less than complete information at the time we estimated our E&P or may have interpreted the applicable law differently from the IRS. We currently believe and intend that the special dividend will satisfy the requirements relating to the distribution of our current and accumulated E&P. There are, however, substantial uncertainties relating to the computation of our current and accumulated E&P, including the possibility that the IRS could, in auditing tax years through 2012, successfully assert that our taxable income should be increased, which could increase our current and accumulated E&P. Thus, we may fail to satisfy the requirement that we distribute all of our current and accumulated E&P by the close of our first taxable year as a REIT. Moreover, although there are procedures available to cure a failure to distribute all of our current and accumulated E&P, we cannot now determine whether we will be able to take advantage of them or the economic impact to us of doing so.

In the event of developments that currently cannot be foreseen, such as changes in tax law, our Board of Directors may determine not to elect to be taxed as a REIT for federal income tax purposes effective January 1, 2013, even after we pay the special dividend.

Our Board of Directors reserves the right not to elect to be taxed as a REIT for federal income tax purposes, even after we pay the special dividend, if it determines that, based on developments that currently cannot be foreseen, such as a change in tax law, it is in the best interests of our stockholders not to make the election.

THE SPECIAL DIVIDEND

To be eligible to elect to be taxed as a REIT for federal income tax purposes effective January 1, 2013, we must distribute to our stockholders, on or before December 31, 2013, our current and accumulated earnings and profits, or our E&P, generated through December 31, 2012. To satisfy this requirement, on November 2, 2012, our Board of Directors declared a special dividend in the amount of $6.84 per share of common stock, or an aggregate of approximately $309.8 million, payable to stockholders of record as of the close of business on November 13, 2012. We expect to pay this special dividend on December 21, 2012. We currently estimate that the total value of the special dividend will be sufficient to fully distribute our current and accumulated E&P, and we expect that a portion of the value of the special dividend will exceed our current and accumulated E&P. We have received a ruling from the IRS that the special dividend will be a taxable distribution to our stockholders for federal income tax purposes, without regard to the form of payment.

Stockholders have the option to elect to receive the special dividend in cash or shares of common stock. However, the total amount of cash payable to stockholders will be limited to a maximum of 20% of the total value of the special dividend, or approximately $62.0 million. Any cash paid in lieu of fractional shares will not be counted against this 20% limitation. If the total amount of cash elected by our stockholders exceeds 20% of the total value of the special dividend, then the available cash will be prorated among those stockholders who elect to receive cash. As a result, if you elect to be paid the special dividend in cash and the total amount of cash payments to all stockholders who elect to be paid cash exceeds 20% of the total value of the special dividend, you will not receive your entire special dividend in the form of cash. Instead, you will receive a portion, but not less than 20%, in cash and the remaining portion in shares of common stock. The number of shares of common stock that you will receive will be determined by dividing the value of your special dividend not paid in cash by the average of the closing prices per share of our common stock on the New York Stock Exchange for the three trading days following December 7, 2012, the date that election forms are due.

The total number of shares of common stock to be issued in the special dividend will depend on the total amount of cash payable as part of the special dividend and the average of the closing prices per share of our common stock on the New York Stock Exchange for the three trading days following December 7, 2012, the date that election forms are due. If the total amount of cash payable as part of the special dividend exceeds 20% of the total value of the special dividend (other than cash payable in lieu of fractional shares), the total number of shares of common stock to be issued in the special dividend will be determined by dividing the aggregate value of the special dividend less the total amount of cash payable as part of the special dividend, by the average of the closing prices per share of our common stock on the New York Stock Exchange for the three trading days following December 7, 2012, the date that election forms are due. Based on a price of $32.52 per share of common stock (the closing price per share on November 12, 2012) and assuming that 20% of the total value of the special dividend is payable in cash, we estimate that approximately 7,622,361 shares of common stock will be issued in the special dividend, or approximately 0.1683 share for each share of common stock outstanding on the record date. To satisfy the requirement of the NYSE Listed Company Manual that a listed company obtain prior approval of its stockholders if such company issues a number of shares that is equal to or exceeds 20% of the number of that company’s outstanding shares of common stock, our stockholders approved the issuance of up to 34 million shares of common stock at a special meeting of stockholders held on September 25, 2012. The number of shares of common stock actually issued in the special dividend may be less than 20% of the number of outstanding shares of common stock, and in no event will the special dividend result in the issuance of a number of shares of common stock that exceeds the number of shares of common stock then available for issuance (i.e., the number of shares authorized for issuance by our Amended and Restated Certificate of Incorporation, less the number of shares outstanding and those reserved for issuance).

We intend to elect to be taxed as a REIT for federal income tax purposes effective January 1, 2013. However, our Board of Directors reserves the right not to elect to be taxed as a REIT for federal income tax purposes effective on such date or at all, even after we distribute our current and accumulated E&P, if it determines that, based on developments that currently cannot be foreseen, such as a change in tax law, it is in the best interests of our stockholders not to make the election.

THE ELECTION

Stockholders who are entitled to the special dividend have the option to elect to receive the special dividend in cash or shares of common stock. We have enclosed an election form with this prospectus supplement so that you can inform us whether you want to receive your special dividend in cash or shares of common stock. If you do not timely return a properly completed election form, you will receive your special dividend in shares of common stock (and cash in lieu of any fractional share), subject to the ownership limitations of our Amended and Restated Certificate of Incorporation.

All shares of common stock issued in connection with the special dividend will be issued in book-entry form. Cash will be paid in lieu of any fractional share. On or about the payment date, our transfer agent, Computershare, will issue and mail to each of our stockholders of record that is a recipient of shares of common stock in the special dividend a statement listing the number of shares of common stock credited to such stockholder’s book-entry account and a payment check or direct deposit for any cash to which such stockholder is entitled (including, if applicable, cash in lieu of any fractional share) in the special dividend. All cash payments to which a stockholder is entitled in the special dividend will be rounded to the nearest penny.

Election Procedure––Stockholders of Record

If you hold shares of common stock of record, please complete and sign the election form and return it to Computershare, the election agent, in the enclosed postage-paid envelope as soon as possible. To be effective, Computershare must receive your election no later than 5:00 p.m. eastern time on December 7, 2012. You may change your election by delivering a new, properly completed election form bearing a later date than your previously submitted election form to the election agent by 5:00 p.m. eastern time on December 7, 2012. The method of delivery of the election form is at the option and risk of the stockholder making the election. The delivery will be deemed to be made only when the election form is actually received by Computershare. The submission of an election form with respect to the special dividend will constitute the electing stockholder’s representation and warranty that such stockholder has full power and authority to make such election.

We will resolve in our sole discretion any question as to the validity, form, eligibility (including time of receipt) and acceptance by us of any election form for the special dividend, and our decision regarding any such questions will be final and binding. We reserve the absolute right to reject, in our sole discretion, any and all election forms that we decide are not in proper form, not received by the election deadline, ineligible or otherwise invalid or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the election form submitted by any particular stockholder, whether or not similar defects or irregularities are waived for other stockholders. No valid election will be deemed to have been made until all defects or irregularities have been cured or waived to our satisfaction. Neither we nor the election agent nor any other person will be under any duty to give notification of any defects or irregularities in election forms or incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the special dividend will be final and binding.

Completed election forms should be delivered to Computershare no later than 5:00 p.m. eastern time on December 7, 2012, in the enclosed postage-paid envelope or by overnight courier to Computershare, 250 Royall Street, Canton, Massachusetts 02021. To be effective, Computershare must receive your election no later than 5:00 p.m. eastern time on December 7, 2012. You may change your election by delivering a new, properly completed election form bearing a later date than your previously submitted election form to the election agent by 5:00 p.m. eastern time on December 7, 2012.

If you are a stockholder of record and have any questions about completing or submitting the election form, or need a new election form, please call Computershare at 1-877-581-5548.

Election Procedure—Stock Held by Banks, Brokers and Nominees

The election form should be completed only by holders of record as of November 13, 2012. If your shares of common stock are held in the name of a bank, broker, or nominee, please promptly inform such bank, broker or nominee of the election they should make on your behalf. If your shares are held by a bank, broker or nominee and you have questions regarding the special dividend election, please contact such bank, broker or nominee.

Special Note Regarding Holders of Certificates of Gaylord Common Stock

Effective October 1, 2012, Gaylord merged with and into its wholly-owned subsidiary, Ryman, as part of our plan to restructure our business operations to facilitate our qualification as a REIT for federal income tax purposes. If you hold certificates of Gaylord, the special dividend and any future dividends or distributions declared by our Board of Directors will be held for you by our transfer agent in a special account until you have submitted such certificates to our transfer agent in exchange for shares of Ryman common stock. For assistance with the exchange of Gaylord certificates or to request a letter of transmittal, please contact our transfer agent, Computershare, at 1-800-546-5141.

DESCRIPTION OF COMMON STOCK

Our Amended and Restated Certificate of Incorporation authorizes us to issue up to 500,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, $0.01 par value, and 100,000,000 shares of preferred stock, $.01 par value, of which 45,299,554 and no shares were outstanding as of November 13, 2012, respectively. For more information concerning the material terms of the shares of common stock and undesignated preferred stock, see Exhibit 99.1 to the Current Report on Form 8-K filed with the Commission on November 2, 2012, which is incorporated by reference herein. The summary contained therein also describes certain restrictions on ownership and transfer set forth in our Amended and Restated Certificate of Incorporation, which are intended to allow us to comply with and have maximum business flexibility under certain federal communications laws, including the Communications Act of 1934, as amended, and for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended. All shares of common stock to be issued pursuant to this prospectus supplement and the accompanying prospectus have been duly authorized and, when issued, will be fully paid and non-assessable.

EFFECT OF OWNERSHIP LIMITATION

Our Amended and Restated Certificate of Incorporation provides that, subject to certain exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock, or any class or series of our capital stock. In addition, our Amended and Restated Certificate of Incorporation permits us to restrict the ownership or proposed ownership of shares of common stock if such ownership or proposed ownership, or the exercise of any rights of ownership with respect to such ownership, by any person could result in any inconsistency with, or violation of, certain federal communications laws, including the Communications Act of 1934, as amended. These ownership limitations will apply to the special dividend. If your receipt of shares of common stock in connection with the special dividend would cause you to exceed the applicable ownership limitation, you will receive cash in lieu of shares of common stock to the extent required to ensure that your ownership remains within these ownership limitations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain federal income tax consequences of the special dividend. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date of this prospectus supplement, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

This discussion does not address all potential tax consequences that may be relevant to a particular stockholder in light of its particular circumstances. Further, this discussion does not address holders of common stock who are subject to special treatment under federal income tax laws, including: (i) tax-exempt organizations; (ii) S corporations and other pass-through entities and owners thereof; (iii) entities taxable as a partnership for federal income tax purposes and owners thereof; (iv) insurance companies and other financial institutions; (v) mutual funds; (vi) dealers in stocks and securities; (vii) traders or investors in common stock who elect the mark-to-market method of accounting for such stock; (viii) stockholders who received common stock from the exercise of employee stock options or otherwise as compensation; (ix) stockholders who hold common stock in a tax-qualified retirement plan, individual retirement account or other qualified savings account; (x) stockholders who hold common stock as part of a hedge, straddle, or a constructive sale or conversion transaction or other risk reduction or integrated investment transaction; and (xi) certain U.S. expatriates. This discussion assumes that holders of common stock hold such stock as a capital asset, i.e., property generally held for investment. This discussion also does not address the effect of any state, local or foreign tax laws that may apply or the application of the federal estate and gift tax or the alternative minimum tax.

For purposes of the following discussion, a U.S. stockholder is a holder of common stock who, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States, or any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for federal income tax purposes, holds common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A stockholder that is a partnership and the partners in such partnership should consult their tax advisors about the federal income tax consequences of the special dividend.

Holders of common stock should consult their tax advisors regarding the application of the federal income tax laws to their particular situations as well as the applicability of any federal estate and gift, state, local or foreign tax laws to which they may be subject.

The Special Dividend Generally

The special dividend is intended to meet the requirement, in connection with our planned election to qualify for taxation as a REIT effective as of January 1, 2013, that we distribute to our stockholders all of our current and accumulated E&P generated through December 31, 2012.

Taxation of U.S. Stockholders

We have received a ruling from the Internal Revenue Service, or the IRS, that the special dividend will be a taxable distribution. Accordingly, each U.S. stockholder must include the sum of the value of the shares of common stock and the amount of cash received, if any, in its gross income as dividend income to the extent of such stockholder’s share of our current and accumulated E&P. For this purpose, the shares received are valued at their fair market value on the payment date of the special dividend. A U.S. stockholder that receives shares of common stock pursuant to the special dividend will have a tax basis in such stock equal to the fair market value of such stock on the payment date of the special dividend, and the U.S. stockholder’s holding period in such stock would begin on the day following such date.

We expect that a portion of the special dividend will exceed our current and accumulated E&P. Any such amounts would first be treated as a tax-free return of capital to the extent of the U.S. stockholder’s tax basis in its shares of common stock and would thereafter be treated as a capital gain. The determination of E&P is complex and depends on facts with respect to which we may not have complete information as well as the application of law which is subject to differing interpretations. Accordingly, there can be no assurance that the IRS will agree with our determination of the amount of our current and accumulated E&P or the portion of the special dividend that is taxable as a dividend.

The maximum tax rate available to non-corporate U.S. stockholders for “qualified dividend income” is currently 15%. This rate is unavailable unless the stock on which an otherwise qualifying dividend is paid has been held for more than 60 days during the 120-day period beginning 60 days before the date on which the shares become ex-dividend. For purposes of calculating this 60-day period, any period in which the holder has an option to sell, is under a contractual obligation to sell, has made and not closed a short sale of, or has granted certain options to buy substantially identical stock or securities, or holds one or more other positions in substantially similar or related property that diminishes the risk of loss from holding common stock will not be counted toward satisfying the required holding period. Assuming that these holding period requirements are met, the special dividend should qualify for the maximum 15% tax rate available to non-corporate U.S. stockholders.

For some U.S. stockholders, the special dividend may be an “extraordinary dividend.” An “extraordinary dividend” is a dividend that is equal to at least 10% of a stockholder’s adjusted tax basis in its shares of common stock or, alternatively, if an election is made, is equal to at least 10% of the fair market value of that stock based on the stock’s trading price on the day before the ex-dividend date. A non-corporate U.S. stockholder that receives an extraordinary dividend and later sells its underlying shares at a loss will be treated as realizing a long-term capital loss, regardless of its holding period in its shares, to the extent of the extraordinary dividend. Corporate U.S. stockholders should consider the possible effects of section 1059 of the Code, which reduces a corporate holder’s tax basis in its shares, but not below zero, by the non-taxed portion of an extraordinary dividend, where the holder has not held such shares for more than two years before the dividend announcement date.

Taxation of Non-U.S. Stockholders

A non-U.S. stockholder will treat any cash and the fair market value of common stock received in the special dividend as ordinary income to the extent of such stockholder’s share of our current and accumulated E&P. A “non-U.S. stockholder” is any person other than a U.S. stockholder or a partnership.

For non-U.S. stockholders whose receipt of the special dividend is not effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder, the amount received by such holder in the special dividend will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty and the non-U.S. stockholder provides appropriate documentation regarding its eligibility for treaty benefits. To the extent that any cash payable to a non-U.S. stockholder in the special dividend is insufficient to satisfy the required withholding, we or our withholding agent will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient number of shares of common stock that the non-U.S. stockholder would otherwise receive in the special dividend, and the non-U.S. stockholder may bear brokerage or other costs for this withholding procedure. If withholding is applied to any portion of the special dividend that represents a return of capital or capital gain, rather than a distribution out of our current and accumulated E&P, the non-U.S. stockholder must first reduce its tax basis in its shares by such portion and treat any excess as capital gain (which gain generally will not be subject to federal income tax unless it is effectively connected with the conduct of a U.S. trade or business of the non-U.S. stockholder) and may file for a refund from the IRS for the amount withheld in excess of its actual tax liability.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of owning common stock. In cases where the amount received in the special dividend is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such amount, and the income may also be subject to the 30% branch profits tax in the case of a non-U.S. corporate stockholder. Certain certification and disclosure requirements must be satisfied for the stockholder to be exempt from withholding under the effectively connected income exemption.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the issuance by us of shares of common stock having an aggregate market value up to $309.8 million in connection with the special dividend. We will not receive any proceeds from this issuance of shares of common stock to our stockholders. We will apply to list these additional shares on the New York Stock Exchange. All shares of common stock issued in connection with the special dividend will be issued in book-entry form. All costs, expenses and fees in connection with the registration of these shares of common stock will be borne by us.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for Ryman by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of Gaylord Entertainment Company appearing in Gaylord Entertainment Company’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of Gaylord Entertainment Company’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available over the Internet at the Commission’s website at www.sec.gov. The Commission’s website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. The information contained on the Commission’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 to obtain information on the operation of the public reference room. We also make available, free of charge, through our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Our website address is www.rymanhp.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below (except the information contained in such documents to the extent that it is “furnished” and not “filed” in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on February 24, 2012.

•

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012 filed with the Commission on May 9, 2012, August 7, 2012, and November 7, 2012, respectively.

•	Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 3, 2012 (relating to the Company’s annual meeting of stockholders).

•	Definitive Proxy Statement on Schedule 14A, filed with the Commission on August 22, 2012 (relating to the Company’s special meeting of stockholders held on September 25, 2012).

•

Current Reports on Form 8-K filed with the Commission on January 17, 2012, February 7, 2012, May 11, 2012, May 31, 2012 (two filed that day), June 1, 2012, June 21, 2012, June 27, 2012, July 19, 2012, August 7, 2012 (five filed that day), August 13, 2012, August 16, 2012, August 23, 2012, September 14, 2012, September 24, 2012, September 28, 2012, October 1, 2012, October 10, 2012, and November 2, 2012 (two filed that day).

•

The description of our common stock contained in Exhibit 99.1 to the Current Report on Form 8-K filed with the Commission on November 2, 2012, and any subsequent amendments and reports filed to update that description.

•	All documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this prospectus and prior to the termination of the offering.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. Requests for such documents shall be directed to:

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

Attn: Corporate Secretary

Telephone: (615) 316-6000

PROSPECTUS

COMMON STOCK

We may, from time to time, offer to sell our common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. Our common stock, $.01 par value, is listed on the New York Stock Exchange under the symbol “RHP.”

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. In addition, certain selling stockholders to be identified from time to time in a prospectus supplement may sell our common stock that they own. We will not receive any of the proceeds from the sale of our securities by selling stockholders.

Our securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriter, dealer or agents involved in a sale of our common stock and their compensation will be described in an applicable prospectus supplement. See section entitled “Plan of Distribution” of this prospectus.

This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement. We urge you to read carefully this prospectus, the accompanying prospectus supplement and any free writing prospectus, which will describe the specific terms of the securities offered, before you make your investment decision.

Our principal office is located at One Gaylord Drive, Nashville, Tennessee 37214. Our telephone number is (615) 316-6000.

Investing in our common stock involves a high degree of risk. You should carefully consider all of the information set forth in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission, the “Risk Factors” section beginning on page 2 of this prospectus and in the applicable prospectus supplement before investing in any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2012.

You should rely only on the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholder has authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. Neither we nor the selling stockholder take any responsibility for, and can provide any assurance as to the reliability of, any information others may give you. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

As part of our plan to restructure the business operations of Gaylord Entertainment Company, a Delaware corporation, or Gaylord, to facilitate its qualification as a real estate investment trust (REIT) for federal income tax purposes, effective at 12:01 a.m. on October 1, 2012, Gaylord merged with and into its wholly-owned subsidiary, Ryman Hospitality Properties, Inc., a Delaware corporation, or Ryman Hospitality, with Ryman Hospitality surviving the merger and succeeding to all of the business conducted by Gaylord immediately prior to the merger. References to “we,” “our,” “us,” “the Company” and “Ryman” are references to Ryman Hospitality and its consolidated subsidiaries and Gaylord and its consolidated subsidiaries, unless it is clear from the context that we mean only Ryman Hospitality.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the Commission, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. In addition, certain selling stockholders to be identified in a prospectus supplement may offer from time to time, in one or more offerings, the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock that may be sold pursuant to the registration statement.

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

We urge you to read carefully both this prospectus and any prospectus supplement accompanying this prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before deciding whether to invest in any of the securities being offered.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference) contains, and the applicable prospectus supplement may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements concern our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Without limitation, you can identify these statements by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “will,” and similar terms. Examples of these statements include, but are not limited to, statements regarding our expectation to effect the REIT conversion and to elect REIT status, including the timing and effect(s) of such election. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties: those associated with economic conditions affecting the hospitality business generally; our ability to elect and qualify for REIT status, and the timing and effect(s) of that election; our ability to remain qualified as a REIT; the form, timing and amount of the special distribution of our accumulated earnings and profits in connection with the REIT conversion; our third party hotel manager’s ability to profitably operate our hotel properties; operating costs and business disruption relating to the management transition and the REIT conversion may be greater than expected; and our ability to realize cost savings and revenue enhancements from the Marriott management agreements and the REIT conversion.

These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. Additional factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, those described in the sections entitled “Risk Factors” of this prospectus and any applicable prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, as well as the risks described in our other filings with the Commission that we incorporate by reference into this prospectus and any applicable prospectus supplement.

You should keep in mind that any forward-looking statement we make in this prospectus and the information incorporated by reference into this prospectus speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may

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affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements we make in this prospectus or any applicable prospectus supplement, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus or any applicable prospectus supplement might not occur.

THE COMPANY

Ryman Hospitality Properties, Inc., successor by merger with Gaylord Entertainment Company, a leading hospitality and entertainment company based in Nashville Tennessee, is in the process of restructuring its assets and operations in order to elect to be taxed as a real estate investment trust (REIT) for federal income tax purposes effective as of January 1, 2013, at which time, we intend to specialize in group-oriented, destination hotel assets in urban and resort markets. Our owned assets include a network of four upscale, meetings-focused resorts totaling 7,795 rooms that are managed by world-class lodging operator Marriott International, Inc., or Marriott, under the Gaylord Hotels brand. Other owned assets, managed or to be managed by Marriott prior to the REIT election, include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat and the Radisson Hotel Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland. We also own and operate a number of media and entertainment assets including the Grand Ole Opry, the legendary weekly showcase of country music’s finest performers for nearly 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and WSM-AM, the Opry’s radio home.

As part of the plan to restructure our business operations to facilitate our qualification as a REIT for federal income tax purposes, effective at 12:01 a.m. on October 1, 2012, Gaylord Entertainment Company merged with and into Ryman with Ryman surviving the merger and succeeding to the business of Gaylord Entertainment Company. Gaylord Entertainment Company was originally incorporated in 1956 and was reorganized in connection with a 1997 corporate restructuring.

Our principal executive offices are located at One Gaylord Drive, Nashville, Tennessee 37214, and our telephone number is (615) 316-6000. We maintain a corporate website at www.rymanhp.com. The reference to our website does not constitute incorporation by reference into this prospectus of any of the information contained on our website.

RISK FACTORS

Investing in our common stock involves risks. Prior to making a decision to purchase shares of our common stock, you should carefully consider the risks, uncertainties, and additional information included in this prospectus and any applicable prospectus supplement, together with the other information incorporated by reference herein and therein. You should carefully consider the risks, uncertainties and other information described in our annual, quarterly and current reports, including those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Report on form 10-Q for the quarter ended June 30, 2012 and in other documents that we subsequently file with the Commission that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of our common stock under this prospectus. We will not receive any proceeds from the sale, transfer, distribution or other disposition of the shares of our common stock by any selling stockholder.

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SELLING STOCKHOLDER

We will set forth information about selling stockholders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the Commission under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We, or selling stockholders, may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any shares of our common stock to be offered in supplements to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We will set forth in the applicable prospectus supplement a description of the common stock that may be offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the issuance of our common stock offered by this prospectus and certain other legal matters will be passed upon by Bass, Berry  & Sims PLC, Nashville, Tennessee. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Gaylord Entertainment Company appearing in Gaylord Entertainment Company’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of Gaylord Entertainment Company’s internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available over the Internet at the Commission’s website at www.sec.gov. The Commission’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the Commission’s website is not incorporated by reference into this prospectus or any applicable prospectus supplement and should not be considered to be part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement. You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 to obtain information on the operation of the public reference room. We also make available, free of charge, through our website our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the Commission. Our website address is www.rymanhp.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any applicable prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement.

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INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (except the information contained in such documents to the extent that it is “furnished” and not “filed” in accordance with SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on February 24, 2012.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 filed with the Commission on May 9, 2012 and August 7, 2012, respectively.

•	Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 3, 2012 (relating to the Company’s annual meeting of stockholders).

•	Definitive Proxy Statement on Schedule 14A, filed with the Commission on August 22, 2012 (relating to the Company’s special meeting of stockholders held on September 25, 2012).

•

Current Reports on Form 8-K filed with the Commission on January 17, 2012, February 7, 2012, May 11, 2012, May 31, 2012 (two filed that day), June 1, 2012, June 21, 2012, June 27, 2012, July 19, 2012, August 7, 2012 (five filed that day), August 13, 2012, August 16, 2012, August 23, 2012, September 14, 2012, September 24, 2012, September 28, 2012, October 1, 2012, October 10, 2012 and November 2, 2012.

•

The description of our common stock contained in Exhibit 99.1to the Current Report on Form 8-K filed with the Commission on November 2, 2012, and any subsequent amendments and reports filed to update that description.

•	All documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this prospectus and prior to the termination of the offering.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost, a copy of any and all of the information that is incorporated by reference in this prospectus. Requests for such documents shall be directed to:

Ryman Hospitality Properties, Inc.

One Gaylord Drive

Nashville, Tennessee 37214

Attn: Corporate Secretary

Telephone: (615) 316-6000

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Computershare PO Box 43017 Providence Rhode Island 02940-5094 Toll Free 800 733 5001 www.computershare.com RYMAN HOSPITALITY PROPERTIES, INC. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Holder Account Number C 1234567890 J N T Elections must be indicated in black ink, as in this example. IMPORTANT NOTICE REGARDING SPECIAL DIVIDEND EXPECTED TO BE PAID DECEMBER 21, 2012 RYMAN HOSPITALITY PROPERTIES, INC. SPECIAL DIVIDEND EXPECTED TO BE PAID DECEMBER 21, 2012 This election form should be completed only by holders of record as of November 13, 2012. Please read the accompanying prospectus supplement dated November 14, 2012. ALL RYMAN HOSPITALITY PROPERTIES, INC. COMMON STOCK WILL BE ISSUED ONLY IN BOOK-ENTRY FORM. If you do not timely return a properly completed election form, you will receive your special dividend in shares of common stock (and cash in lieu of any fractional share), subject to the ownership limitations of our Amended and Restated Certificate of Incorporation, as described in the prospectus supplement accompanying this election form. The election below is made in accordance with the prospectus supplement dated November 14, 2012. FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED COURTESY REPLY ENVELOPE. RYMAN HOSPITALITY PROPERTIES, INC. STOCK ELECTION I elect to receive shares of common stock (plus cash in lieu of any fractional share). CASH ELECTION I elect to receive cash. Stockholder(s) sign here Date IMPORTANT: Please sign this election form exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Return this card promptly in the enclosed envelope. C 1234567890 1 1 1UEF J N T 147702 001CD40002 01JFXE MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

ELECTION FORM The Board of Directors of Ryman Hospitality Properties, Inc., a Delaware corporation (“we,” “us” and “our”), has declared a special dividend in the amount of $6.84 per share of our common stock, or an aggregate of approximately $309.8 million, payable to stockholders of record as of the close of business on November 13, 2012. We expect to pay this special dividend on December 21, 2012. Each stockholder has the option to elect to receive the special dividend in cash or shares of common stock. However, we will limit the total amount of cash payable to stockholders to a maximum of 20% of the total value of the special dividend, or approximately $62.0 million. Any cash paid in lieu of fractional shares will not be counted against this 20% limitation. If the total amount of cash elected by our stockholders exceeds 20% of the total value of the special dividend, then the available cash will be prorated among those stockholders who elect to receive cash. As a result, if you elect to be paid the special dividend in cash and the total amount of cash payments to all stockholders who elect to be paid cash exceeds 20% of the total value of the special dividend, you will not receive your entire distribution in the form of cash. Instead, you will receive a portion, but not less than 20%, in cash and the remaining portion in shares of common stock. The number of shares of common stock that you will receive will be determined by dividing the value of your special dividend not paid in cash by the average of the closing prices per share of our common stock on the New York Stock Exchange for the three trading days following December 7, 2012, the date that the election form is due. The number of shares of common stock that a stockholder may receive in the special dividend may be limited by the ownership limitations of our Amended and Restated Certificate of Incorporation. We have received a ruling from the Internal Revenue Service that the special dividend will be a taxable distribution to our stockholders for federal income tax purposes, without regard to the form of payment. All shares of common stock issued in connection with the special dividend will be issued in book-entry form. If you hold shares of common stock of record, please complete and sign the election form and return it to Computershare, the election agent, in the enclosed postage-paid envelope as soon as possible. To be effective, Computershare must receive your election no later than 5:00 p.m. eastern time on December 7, 2012. You may change your election by delivering a new, properly completed election form bearing a later date than your previously submitted election form to the election agent by 5:00 p.m. eastern time on December 7, 2012. This election form should be completed only by holders of record as of November 13, 2012. If your shares are held in the name of a bank, broker, or nominee, please promptly inform such bank, broker or nominee of your election. If you do not timely return a properly completed election form, you will receive your special dividend in shares of common stock (and cash in lieu of any fractional share), subject to the ownership limitations of our Amended and Restated Certificate of Incorporation. Effective October 1, 2012, Gaylord Entertainment Company merged with and into its wholly-owned subsidiary, Ryman Hospitality Properties, Inc. as part of our plan to restructure our business operations to facilitate our qualification as a REIT for federal income tax purposes. If you hold certificates of Gaylord Entertainment Company, the special dividend and any future dividends or distributions declared by the Board of Directors of Ryman Hospitality Properties, Inc. will be held for you by our transfer agent in a special account until you have submitted such certificates to our transfer agent in exchange for shares of Ryman Hospitality Properties, Inc. common stock. For assistance with the exchange of Gaylord certificates or to request a letter of transmittal, please contact our transfer agent, Computershare, at 1-800-546-5141. Please check only one of the two boxes on the reverse side to indicate whether you elect to receive the special dividend in cash or shares of common stock for all of the shares of common stock that you owned as of the close of business on November 13, 2012. FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED COURTESY REPLY ENVELOPE. RYMAN HOSPITALITY PROPERTIES, INC. PLEASE COMPLETE, SIGN, DATE AND DELIVER THIS ELECTION FORM TO COMPUTERSHARE TRUST COMPANY, N.A. IN THE ENCLOSED ENVELOPE BY NO LATER THAN 5:00 P.M., EASTERN TIME, ON DECEMBER 7, 2012. THE METHOD OF DELIVERY OF THE ELECTION FORM IS AT THE OPTION AND RISK OF THE STOCKHOLDER MAKING THE ELECTION.